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                                                                  EXHIBIT 99.1

[ibis LOGO]

COMPANY CONTACTS:
Debra L. Nelson or                            Al Alioto
Chief Financial Officer                       VP Sales & Marketing
Ibis Technology Corporation                   Ibis Technology Corporation
Tel: 978-777-4247                             Tel: 978-777-4247 or 831-662-9100

AGENCY CONTACT:
Charla Jones
Northeast Regional Director
The Loomis Group, Inc
Tel: 617-638-0022
Fax: 617-638-0033
Email: charla@loomisgroup.com


         IBIS TECHNOLOGY TO LICENSE IBM SILICON-ON-INSULATOR TECHNOLOGY

                    LICENSE GIVES IBIS RIGHTS TO MANUFACTURE
                       WAFERS WITH IBM'S SIMOX-SOI PROCESS

DANVERS, Mass., December 28, 2000 -- Ibis Technology Corporation (NASDAQ: IBIS) today announced that it has licensed from IBM the right to manufacture and sell SIMOX-SOI (Separation by IMplantation of OXygen / Silicon-On-Insulator) wafers, using IBM's proprietary SIMOX process, to IBM and to all Ibis customers. Ibis is the leading manufacturer and supplier of SIMOX-SOI implantation equipment and wafers to semiconductor manufacturers.

Under the royalty-bearing license agreement, Ibis may use IBM's process to produce SIMOX-SOI wafers which Ibis will market as Advantox-MLD(TM). A complementary product to their existing Advantox(R) product line, Advantox-MLD(TM) wafers will be broadly marketed to integrated circuit manufacturers looking to accelerate their SOI adoption process. Under the agreement Ibis grants IBM rights to Ibis patents utilized in the modified low dose ("MLD") process. Additionally, as part of the agreement Ibis will grant IBM warrants to purchase Ibis common stock.

"Ibis is recognized as the leader in SIMOX-SOI technology and has been working with IBM for many years to improve the quality and manufacturing standards of SIMOX wafers. This relationship gives Ibis an opportunity to combine our foremost SOI material with the leading production-proven process of record in the industry and make it available to all Ibis customers," said Martin Reid, president and CEO of Ibis. "IBM has proven the viability of the SIMOX-SOI process, from materials manufacturing through the most complex, state-of-the-art microprocessor production. We believe that this licensed process will establish a new baseline

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                                                                  EXHIBIT 99.1

for the production of integrated circuits. We have further improvements planned to lower costs and improve the quality of SIMOX wafers in the future."

IBM recently announced the availability of SOI based eServer products, including the company's iSeries 400 Model 820 and pSeries 680, which have received extremely positive reviews. IBM also recently announced plans for a $2.5 billion 300mm wafer fabrication facility which will combine copper, SOI and low-k dielectric technologies.

"IBM's SOI technology is helping to accelerate the industry's constant drive to create smaller, more powerful, less expensive electronic products," said Bijan Davari, IBM Fellow and vice president of technology and emerging products, IBM Microelectronics. "With the growing realization in the industry that SOI technology will be required to achieve higher levels of performance, we see this as a tremendous opportunity to deliver the benefits of IBM's leading-edge technology to more customers."

The Advantox(R) product line introduced by Ibis was specifically designed to provide low cost, high quality SIMOX-SOI wafers for use in the manufacturing of complementary metal oxide semiconductor (CMOS) applications.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the premier manufacturer and supplier of enhanced SIMOX-SOI substrates and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site at http://www.ibis.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995": This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the future anticipated success of SIMOX-SOI technology. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

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